PRESS RELEASE

Plantronics Reports Fourth Quarter and Fiscal Year 2008 Results

Fourth Quarter Revenue and Earnings Exceed Guidance; Fiscal 2008 Operating Income Grows 38%

FOR INFORMATION, CONTACT: Greg Klaben Vice President, Investor Relations (831) 458-7533	FOR IMMEDIATE RELEASE April 29, 2008

SANTA CRUZ, CA – April 29, 2008 - Plantronics, Inc., (NYSE: PLT) today announced fourth quarter net revenues of $208.7 million compared with $194.7 million in the fourth quarter of fiscal 2007.  Plantronics' GAAP earnings per share on a fully diluted basis were $0.36 for the fourth quarter compared with $0.21 in the fourth quarter of fiscal 2007.  Non-GAAP earnings per share for the fourth quarter were $0.43 on a fully diluted basis.  Our results exceeded our previously provided guidance for the fourth quarter which was for revenues of $195 to $205 million, GAAP earnings per share of $0.17 to $0.24 and non-GAAP earnings per share of $0.24 to $0.32.  The difference between GAAP and non-GAAP earnings per share is primarily the cost of equity-based compensation.

Net revenues for fiscal year 2008 were $856.3 million, an increase of 7% compared with $800.2 million for fiscal year 2007.  GAAP operating income grew to $79.4 million from $57.4 million.  Non-GAAP operating income grew to $99.5 million from $72.5 million, an increase of 37%.  GAAP diluted earnings per share were $1.39 for fiscal year 2008 compared with $1.04 in the prior fiscal year.  Non-GAAP diluted earnings per share were $1.69 for fiscal year 2008 compared with $1.26 in the prior fiscal year.

 “Our revenue, profitability and competitive position improved in fiscal 2008 as the result of a strong product portfolio and our focus on corporate efficiency,” stated Ken Kannappan, President & CEO of Plantronics.  “Our improving results reflect the focus we’ve had on increasing profitability across the organization and that our concerns of economic weakness were not as great as we had anticipated in the fourth quarter.  We ended the fiscal year on a strong note due to healthy demand from international markets, which offset the challenging economic conditions in the financial services sector in North America.  We believe that we have the right products under development to continue to improve prospects for growth and profitability.  In addition, we believe Unified Communications technologies are gaining momentum and will act as a catalyst to increase headset adoption,” he continued.  “We expect profitability to improve modestly in fiscal 2009 despite a weak business climate.  The markets we serve provide excellent prospects for growth especially when the US economy is stronger and our long term business model remains intact.”

Audio Communications Group (ACG) Non-GAAP Results
(Office & Contact Center, Mobile, Computer, Clarity)

Net revenues for our ACG segment of $185.4 million for the fourth quarter were up 7% compared with $173.2 million in the fourth quarter of 2007.  For fiscal year 2008, revenues were up by 11% from $676.5 million to $747.9 million.  This growth was driven by strong demand for Bluetooth headsets for the mobile market and increases in sales of office wireless, computer and gaming headsets, and the Clarity line of products.  The growth in these products was partially offset by a decline in revenues from corded products for the Office & Contact Center and mobile markets.

Revenue from office wireless products was up 3% compared to the fourth quarter of 2007 and down slightly sequentially, while revenue from professional grade corded headset revenues was down 5% compared with the fourth quarter of 2007 and down 8% sequentially.  Bluetooth headset sales for the fourth quarter were up by 40% from a year ago.

Gross margin in the fourth quarter was 45.5% compared with 45.1% in the fourth quarter of 2007.  Among the factors driving gross margin higher from the fourth quarter of 2007 was the positive impact of reducing costs on our Bluetooth mobile and office wireless products.  Fourth quarter operating margin was 15.8% compared with 14.5% in the fourth quarter of 2007 due to the higher gross margin and slower growth rate of expenses.

Audio Entertainment Group (AEG) Non-GAAP Results
(Altec Lansing)

Fourth quarter net revenues of $23.4 million were up 8.8% from $21.5 million in the year ago quarter, primarily as a result of new product introductions driving an improvement in the docking audio segment, offset by a decline in PC audio sales.  Fiscal year 2008 revenues were $108.4 million, down from $123.6 million in the prior year.

Gross margin was 15.6% compared with -5.4% in the year-ago quarter and the segment’s operating loss for the fourth quarter of 2008 was $5.5 million compared with $10.5 million for the fourth quarter of 2007.

We believe we are on track to meet the milestones for the launch of new products in the third quarter of fiscal year 2009. The introduction of new products is a key component for AEG to at least reach break-even in the third quarter and for AEG to be on the path to return to profitability and ultimately achieve its target business model.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

Balance Sheet and Cash Flow

Our balance sheet is strong with $163.1 million in cash and cash equivalents as of the end of the fiscal year compared with $103.4 million at the end of last year.

Fourth quarter cash flow from operations was over $28 million and fiscal 2008 cash flow from operations was over $102 million with key metrics such as inventory turns flat at 3.8 compared with 3.8 in the fourth quarter of fiscal year 2007 and days sales outstanding at 57 days for the fourth quarter compared to 53 days in the fourth quarter of fiscal year 2007.

Business Outlook

The following statements are based on current expectations.  As described in “Safe Harbor” below, many of these statements are forward-looking.  Actual results are subject to a variety of risks and uncertainties and may differ materially from the forward-looking statements.

We have a “book and ship” business model whereby we ship most orders to our customers within 48 hours of our receipt of those orders, and we thus cannot rely on the level of backlog to provide visibility into potential future revenues.  Our business is inherently difficult to forecast, and there can be no assurance that the incoming orders we expect to receive over the balance of the quarter will materialize.  With increasing economic uncertainty, our business is even more difficult to forecast than usual.  We are currently expecting revenues for ACG to be somewhat flat and AEG to decrease sequentially in the first quarter. Subject to the foregoing, we are currently expecting the following financial results for the first quarter of fiscal 2009:

•	Net revenues for the first quarter of fiscal 2009 to be in the range of $205 - $210 million;

•	Non-GAAP consolidated tax rate to be approximately 23%;

•	Non-GAAP earnings per share for the first quarter of fiscal 2009 to be in the range of $0.33 - $0.36; and

•	The EPS cost of equity compensation pursuant to FAS 123(R) to be approximately $0.06, resulting in

•	GAAP earnings per share of $0.26 to $0.30.

Longer-term Business Model

During fiscal 2008, Plantronics achieved a non-GAAP operating margin of 11.6%, compared with an operating margin target range of 15 to 18%.  The target non-GAAP operating margin range for ACG is 18 to 20% and for AEG is 5 to 10%.  By reducing the losses in AEG, we expect to increase our overall operating margin in fiscal 2009 compared to fiscal 2008, but we do not expect to reach the target range.  We do believe the business model remains intact and is achievable and that we can reach this range by fiscal 2011.

In fiscal 2009, we expect the economic environment in North America will be a challenge for our ACG segment, but we intend to continue to lower costs and work to improve our gross profit margin.  We also intend to hold operating expenses fairly flat so that we can achieve some increase in operating profit even if revenue growth is weak.

In AEG, we expect to reduce our losses in fiscal 2009 from fiscal 2008.  While we continue to believe that the right long-term target model is 5 to 10% operating margin for consumer audio businesses such as AEG, we do not expect to be within that range for fiscal 2009  and we do not expect to be profitable for the entire year. We aim to achieve the target range for AEG in fiscal 2011.

We believe the key drivers to achieve the longer-term business model include volume growth particularly as it relates to AEG, lower transformation costs, effective supply chain re-engineering and the utilization of common product platforms.

Conference Call Scheduled to Discuss Financial Results

Plantronics has scheduled a conference call to discuss the contents of this release.  The conference call will take place today, Tuesday, April 29 at 2:00 PM (PDT). All interested investors and potential investors in Plantronics stock are invited to participate. To listen to the call, please dial in five to ten minutes prior to the scheduled starting time and refer to the "Plantronics Conference Call."  Participants from North America should call (888) 301-8736 and other participants should call (706) 634-7260.

A replay of the call with the conference ID # 20285343 will be available for 72 hours at (800) 642-1687 for callers from North America and at (706) 645-9291 for all other callers. The conference call will also be simultaneously web cast at www.plantronics.com under Investor Relations, and the web cast of the conference call will remain available at the Plantronics Web site for thirty days.

A new corporate presentation is available on the investor relations section of the corporate website www.plantronics.com.

Use of Non-GAAP Financial Information

Plantronics excludes non-recurring transactions and non-cash expenses such as stock-based compensation related to stock options, awards and employee stock purchases from non-GAAP net income, non-GAAP earnings per diluted share, non-GAAP operating income, non-GAAP operating margin and non-GAAP effective tax rate.  Plantronics excludes these expenses from its non-GAAP measures primarily because Plantronics does not believe they are reflective of ongoing operating results and are not part of its target operating model.  Plantronics believes that the use of non-GAAP financial measures provides meaningful supplemental information regarding its performance and liquidity, and helps investors compare actual results to its long-term target operating model goals. Plantronics believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods.

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

SAFE HARBOR

This release contains forward-looking statements within the meaning of Section 27A of the Securities Exchange Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  Specific forward-looking statements include our profitability target of December 2008 for our AEG business, and our estimates of net revenues, margins, operating expenses, tax rate and earnings for the first quarter of fiscal 2009; and our belief in meeting our long-term target operating model by fiscal year 2011.  These forward-looking statements involve a number of risks and uncertainties, and are based on current information and management judgment.  Plantronics does not assume any obligation to update or revise any such forward-looking statements, whether as the result of new developments or otherwise.

Among the factors that could cause actual results to differ materially from those projected are:

•	Our operating results are difficult to predict, particularly in light of the current economic conditions in both the domestic and international markets;
•	We do not know how the market for office wireless headsets and products from our other product groups may be affected in the event of a recession in the United States or global economy;
•	The ability to achieve the turnaround of AEG is uncertain because:
•	it is dependent upon our ability to more effectively research and implement features in our AEG products that consumers want and are willing to purchase;
•	we must be able to meet the market windows for these products;
•	we must be able to retain or obtain the shelf space for these products in our sales channel;
•	we must retain or improve the brand recognition associated with the Altec Lansing brand during the turnaround;
•	our ability to successfully complete the restructuring and consolidation activities and the financial impact that such actions may have is difficult to predict;
•
there is a risk that the consolidation of the AEG Asian operations may cost more than we currently expect. There is also a risk that the savings that we currently predict may not materialize and that the timing of costs and benefits may be different than what we currently expect. If the cost of consolidation is more than we currently anticipate or the savings that we currently anticipate from these activities do not materialize, our future financial results may be adversely affected;

•	Failure to achieve any of these objectives may adversely affect our financial results;
•
We have significant intangible assets and goodwill recorded on our balance sheet.  If the carrying value of our intangible assets and goodwill is not recoverable, an impairment loss must be recognized which would adversely affect our financial results;

•
The market for our products is characterized by rapidly changing technology, short product life cycles, and frequent new product introductions, and we may not be able to develop, manufacture or market new products in response to changing customer requirements and new technologies;

•	The actions of existing and/or new competitors, especially with regard to pricing and promotional programs;
•	Product mix is difficult to estimate and standard margin varies considerably by product;
•
Failure to match production to demand given long lead times and the difficulty of forecasting unit volumes and acquiring the component parts to meet demand without having excess inventory or incurring cancellation charges;

•	The inability to successfully develop, manufacture and market new products and achieve volume shipment schedules to meet demand;
•	A softening of the level of market demand for our products;
•	Variations in sales and profits in higher tax, as compared to lower tax, jurisdictions;
•	Fluctuations in foreign exchange rates;
•
Class action lawsuits are being brought against us and other Bluetooth headset manufacturers claiming “noise induced hearing loss”.  While we believe these suits are without merit, the costs to defend against them could be high and the results of litigation are not predictable in any event;

•	Changes in the regulatory environment either as to headsets directly or as to the products, such as mobile phones, with which our products are used; and
•
Additional risk factors include: changes in the timing and size of orders from our customers, price erosion, increased requirements from retail customers for marketing and advertising funding, interruption in the supply of sole-sourced critical components, continuity of component supply at costs consistent with our plans, failure of our distribution channels to operate as we expect, failure to develop products that keep pace with technological changes, the inherent risks of our substantial foreign operations, problems which might affect our manufacturing facilities in Mexico or in China, and the loss of the services of key executives and employees.

For more information concerning these and other possible risks, please refer to the Company's Annual Report on Form 10-K filed May 29, 2007, quarterly reports filed on Form 10-Q and other filings with the Securities and Exchange Commission as well as recent press releases. These filings can be accessed over the Internet at http://www.sec.gov/edgar/searchedgar/companysearch.html

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

Financial Summaries

The following related charts are provided:
•	Summary Unaudited Condensed Consolidated Financial Statements
•	Summary Unaudited Condensed Statements of Operations by Segment
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the three and twelve months ended March 29, 2008
•	Unaudited GAAP to Non-GAAP Statements of Operations Reconciliations for the three and twelve months ended March 31, 2007
•	Summary Unaudited Statements of Operations and Related Data

About Plantronics

In 1969, a Plantronics headset carried the historic first words from the moon: “That’s one small step for man, one giant leap for mankind.”  Since then, Plantronics has become the headset of choice for mission-critical applications such as air traffic control, 911 dispatch, and the New York Stock Exchange.  Today, this history of Sound Innovation® is the basis for every product we build for the office, contact center, personal mobile, entertainment and residential markets. The Plantronics family of brands includes Plantronics, Altec Lansing, Clarity, and Volume Logic. For more information, go to www.plantronics.com or call (800) 544-4660.

Altec Lansing, Clarity, Plantronics, Sound Innovation, Volume Logic and AudioIQ are trademarks or registered trademarks of Plantronics, Inc. All other trademarks are the property of their respective owners.

###

PLANTRONICS, INC. / 345 Encinal Street / P.O. Box 1802 / Santa Cruz, California 95061-1802
831-426-6060 / Fax 831-426-6098

PLANTRONICS, INC.
SUMMARY CONDENSED CONSOLIDATED FINANCIAL STATEMENTS
(in thousands, except per share data)

UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended		Year Ended
	March 31,		March 31,
	2007	2008	2007	2008

Net revenues	$194,716	$208,743	$800,154	$856,286
Cost of revenues	119,246	121,397	491,339	507,181
Gross profit	75,470	87,346	308,815	349,105
Gross profit %	38.8%	41.8%	38.6%	40.8%

Research, development and engineering	18,462	18,978	71,895	76,982
Selling, general and administrative	47,524	48,680	182,108	189,156
Restructuring and other related charges	-	702	-	3,584
Gain on sale of land	-	-	(2,637)	-
Total operating expenses	65,986	68,360	251,366	269,722
Operating income	9,484	18,986	57,449	79,383
Operating income %	4.9%	9.1%	7.2%	9.3%

Interest and other income (expense), net	1,344	543	4,089	5,854
Income before income taxes	10,828	19,529	61,538	85,237
Income tax expense	691	1,739	11,395	16,842
Net income	$10,137	$17,790	$50,143	$68,395

% of net revenues	5.2%	8.5%	6.3%	8.0%

Diluted earnings per common share	$0.21	$0.36	$1.04	$1.39
Shares used in diluted per share calculations	48,218	48,994	48,020	49,090

Tax rate	6.4%	8.9%	18.5%	19.8%

UNAUDITED CONSOLIDATED BALANCE SHEETS
	March 31,	March 31,
	2007	2008
ASSETS
Cash and cash equivalents	$94,131	$163,091
Short-term investments	9,234	-
Total cash, cash equivalents, and
short-term investments	103,365	163,091
Accounts receivable, net	113,758	131,493
Inventory	126,605	127,088
Deferred income taxes	12,659	13,760
Other current assets	18,474	14,771
Total current assets	374,861	450,203
Long-term investments	-	25,136
Property, plant and equipment, net	97,259	98,530
Intangibles, net	100,120	91,511
Goodwill	72,825	69,171
Other assets	6,239	6,842
	$651,304	$741,393
LIABILITIES AND STOCKHOLDERS' EQUITY
Accounts payable	$49,956	$47,896
Accrued liabilities	54,025	67,318
Income taxes payable	12,476	-
Total current liabilities	116,457	115,214
Deferred tax liability	37,344	32,570
Long-term income taxes payable	-	14,137
Other long-term liabilities	696	852
Total liabilities	154,497	162,773
Stockholders' equity	496,807	578,620
	$651,304	$741,393

AUDIO COMMUNICATIONS GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Year Ended
	March 31,		March 31,
	2007	2008	2007	2008

Net revenues	$173,233	$185,361	$676,514	$747,935
Cost of revenues	96,589	101,647	381,034	403,863
Gross profit	76,644	83,714	295,480	344,072
Gross profit %	44.2%	45.2%	43.7%	46.0%

Research, development and engineering	15,886	16,211	61,583	65,733
Selling, general and administrative	40,517	42,044	151,857	163,173
Gain on sale of land	-	-	(2,637)	-
Total operating expenses	56,403	58,255	210,803	228,906
Operating income	$20,241	$25,459	$84,677	$115,166
Operating income %	11.7%	13.7%	12.5%	15.4%

AUDIO ENTERTAINMENT GROUP
SUMMARY CONDENSED FINANCIAL STATEMENTS
(in thousands)

UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended		Year Ended
	March 31,		March 31,
	2007	2008	2007	2008

Net revenues	$21,483	$23,382	$123,640	$108,351
Cost of revenues	22,657	19,750	110,305	103,318
Gross profit (loss)	(1,174)	3,632	13,335	5,033
Gross profit (loss) %	(5.5)%	15.5%	10.8%	4.6%

Research, development and engineering	2,576	2,767	10,312	11,249
Selling, general and administrative	7,007	6,636	30,251	25,983
Restructuring and other related charges	-	702	-	3,584
Total operating expenses	9,583	10,105	40,563	40,816
Operating loss	$(10,757)	$(6,473)	$(27,228)	$(35,783)
Operating loss %	(50.1)%	(27.7)%	(22.0)%	(33.0)%

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2008				March 31, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$208,743	$-		$208,743	$856,286	$-		$856,286
Cost of revenues	121,397	(612)	(1)	120,785	507,181	(2,991)	(2)	504,190
Gross profit	87,346	612		87,958	349,105	2,991		352,096
Gross profit %	41.8%			42.1%	40.8%			41.1%

Research, development and engineering	18,978	(911)	(1)	18,067	76,982	(3,552)	(1)	73,430
Selling, general and administrative	48,680	(2,523)	(1)	46,157	189,156	(9,966)	(1)	179,190
Restructuring and other related charges	702	(702)	(3)	-	3,584	(3,584)	(3)	-
Total operating expenses	68,360	(4,136)		64,224	269,722	(17,102)		252,620
Operating income	18,986	4,748		23,734	79,383	20,093		99,476
Operating income %	9.1%			11.4%	9.3%			11.6%

Interest and other income (expense), net	543	-		543	5,854	-		5,854
Income before income taxes	19,529	4,748		24,277	85,237	20,093		105,330
Income tax expense	1,739	1,360		3,099	16,842	5,369		22,211
Net income	$17,790	$3,388		$21,178	$68,395	$14,724		$83,119

% of net revenues	8.5%			10.1%	8.0%			9.7%

Diluted earnings per common share	$0.36	$0.07		$0.43	$1.39	$0.30		$1.69
Shares used in diluted per share calculations	48,994	48,994		48,994	49,090	49,090		49,090

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)
UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2008				March 31, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$185,361	$-		$185,361	$747,935	$-		$747,935
Cost of revenues	101,647	(586)	(1)	101,061	403,863	(2,386)	(1)	401,477
Gross profit	83,714	586		84,300	344,072	2,386		346,458
Gross profit %	45.2%			45.5%	46.0%			46.3%

Research, development and engineering	16,211	(880)	(1)	15,331	65,733	(3,420)	(1)	62,313
Selling, general and administrative	42,044	(2,315)	(1)	39,729	163,173	(9,174)	(1)	153,999
Total operating expenses	58,255	(3,195)		55,060	228,906	(12,594)		216,312
Operating income	$25,459	$3,781		$29,240	$115,166	$14,980		$130,146
Operating income %	13.7%			15.8%	15.4%			17.4%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)
UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2008				March 31, 2008
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$23,382	$-		$23,382	$108,351	$-		$108,351
Cost of revenues	19,750	(26)	(1)	19,724	103,318	(605)	(2)	102,713
Gross profit	3,632	26		3,658	5,033	605		5,638
Gross profit %	15.5%			15.6%	4.6%			5.2%

Research, development and engineering	2,767	(31)	(1)	2,736	11,249	(132)	(1)	11,117
Selling, general and administrative	6,636	(208)	(1)	6,428	25,983	(792)	(1)	25,191
Restructuring and other related charges	702	(702)	(3)	-	3,584	(3,584)	(3)	-
Total operating expenses	10,105	(941)		9,164	40,816	(4,508)		36,308
Operating loss	$(6,473)	$967		$(5,506)	$(35,783)	$5,113		$(30,670)
Operating loss %	(27.7)%			(23.5)%	(33.0)%			(28.3)%

(1) Excluded amount represents stock-based compensation.
(2) Excluded amount represents stock-based compensation and $517 related to the impairment of an intangible asset.
(3) Excluded amount represents restructuring and other related charges.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-cash expenses, such as the impact of all stock-based compensation charges under FAS 123R, and non-recurring transactions that Plantronics does not believe are reflective of ongoing operating results and are not part of its target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

PLANTRONICS, INC.
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands, except per share data)
UNAUDITED CONSOLIDATED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2007				March 31, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$194,716	$-		$194,716	$800,154	$-		$800,154
Cost of revenues	119,246	(1,508)	(1)	117,738	491,339	(3,708)	(1)	487,631
Gross profit	75,470	1,508		76,978	308,815	3,708		312,523
Gross profit %	38.8%			39.5%	38.6%			39.1%

Research, development and engineering	18,462	(992)	(1)	17,470	71,895	(3,835)	(1)	68,060
Selling, general and administrative	47,524	(2,613)	(1)	44,911	182,108	(10,176)	(1)	171,932
Gain on sale of land	-	-		-	(2,637)	2,637	(2)	-
Total operating expenses	65,986	(3,605)		62,381	251,366	(11,374)		239,992
Operating income	9,484	5,113		14,597	57,449	15,082		72,531
Operating income %	4.9%			7.5%	7.2%			9.1%

Interest and other income (expense), net	1,344	-		1,344	4,089	-		4,089
Income before income taxes	10,828	5,113		15,941	61,538	15,082		76,620
Income tax expense	691	1,816		2,507	11,395	4,901		16,296
Net income	$10,137	$3,297		$13,434	$50,143	$10,181		$60,324

% of net revenues	5.2%			6.9%	6.3%			7.5%

Diluted earnings per common share	$0.21	$0.07		$0.28	$1.04	$0.21		$1.26
Shares used in diluted per share calculations	48,218	48,218		48,218	48,020	48,020		48,020

AUDIO COMMUNICATIONS GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)
UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2007				March 31, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$173,233	$-		$173,233	$676,514	$-		$676,514
Cost of revenues	96,589	(1,489)	(1)	95,100	381,034	(3,656)	(1)	377,378
Gross profit	76,644	1,489		78,133	295,480	3,656		299,136
Gross profit %	44.2%			45.1%	43.7%			44.2%

Research, development and engineering	15,886	(959)	(1)	14,927	61,583	(3,735)	(1)	57,848
Selling, general and administrative	40,517	(2,398)	(1)	38,119	151,857	(9,500)	(1)	142,357
Gain on sale of land	-	-		-	(2,637)	2,637	(2)	-
Total operating expenses	56,403	(3,357)		53,046	210,803	(10,598)		200,205
Operating income	$20,241	$4,846		$25,087	$84,677	$14,254		$98,931
Operating income %	11.7%			14.5%	12.5%			14.6%

AUDIO ENTERTAINMENT GROUP
UNAUDITED GAAP TO NON-GAAP RECONCILIATION
(in thousands)
UNAUDITED STATEMENTS OF OPERATIONS
	Three Months Ended				Year Ended
	March 31, 2007				March 31, 2007
	GAAP	Excluded		Non-GAAP	GAAP	Excluded		Non-GAAP

Net revenues	$21,483	$-		$21,483	$123,640	$-		$123,640
Cost of revenues	22,657	(19)	(1)	22,638	110,305	(52)	(1)	110,253
Gross profit (loss)	(1,174)	19		(1,155)	13,335	52		13,387
Gross profit (loss) %	(5.5)%			(5.4)%	10.8%			10.8%

Research, development and engineering	2,576	(33)	(1)	2,543	10,312	(100)	(1)	10,212
Selling, general and administrative	7,007	(215)	(1)	6,792	30,251	(676)	(1)	29,575
Total operating expenses	9,583	(248)		9,335	40,563	(776)		39,787
Operating loss	$(10,757)	$267		$(10,490)	$(27,228)	$828		$(26,400)
Operating loss %	(50.1)%			(48.8)%	(22.0)%			(21.4)%

(1) Excluded amount represents stock-based compensation.
(2) Excluded amount represents gain on sale of land.

Use of Non-GAAP Financial Information
To supplement our consolidated financial statements presented on a GAAP basis, Plantronics uses non-GAAP measures of operating results, which are adjusted to exclude non-cash expenses, such as the impact of all stock-based compensation charges under FAS 123R, and non-recurring transactions that Plantronics does not believe are reflective of ongoing operating results and are not part of its target operating model. At the segment level, we have presented non-GAAP statements that only show our results to the operating income line. On a consolidated basis, we have presented full non-GAAP statement of operations. The non-GAAP financial measures should not be considered a substitute for, or superior to, financial measures calculated in accordance with GAAP, and the financial results calculated in accordance with GAAP and the reconciliations to those financial statements should be carefully evaluated. The non-GAAP financial measures used by the company may be calculated differently from, and therefore may not be comparable to, similarly titled measures used by other companies.

Summary of Unaudited Statements of Operations and Related Data (1)

	Q107	Q207	Q307	Q407	FY07	Q108	Q208	Q308	Q408	FY08
Net revenues	$195,069	$194,934	$215,435	$194,716	$800,154	$206,495	$208,224	$232,824	$208,743	$856,286
Cost of revenues	118,681	117,357	133,855	117,738	487,631	122,308	122,639	138,458	120,785	504,190
Gross profit	76,388	77,577	81,580	76,978	312,523	84,187	85,585	94,366	87,958	352,096
Gross profit %	39.2%	39.8%	37.9%	39.5%	39.1%	40.8%	41.1%	40.5%	42.1%	41.1%

Research, development and engineering	17,633	16,055	16,903	17,470	68,061	18,560	18,353	18,450	18,067	73,430
Selling, general and administrative	41,832	41,570	43,618	44,911	171,931	43,567	43,659	45,807	46,157	179,190
Operating expenses	59,465	57,625	60,521	62,381	239,992	62,127	62,012	64,257	64,224	252,620

Operating income	16,923	19,952	21,059	14,597	72,531	22,060	23,573	30,109	23,734	99,476
Operating income %	8.7%	10.2%	9.8%	7.5%	9.1%	10.7%	11.3%	12.9%	11.4%	11.6%

Income before income taxes	17,908	20,219	22,552	15,941	76,620	23,394	25,366	32,293	24,277	105,330
Income tax expense	4,261	5,049	4,479	2,507	16,296	5,615	6,087	7,410	3,099	22,211
Income tax expense as a percent
of income before taxes	23.8%	25.0%	19.9%	15.7%	21.3%	24.0%	24.0%	22.9%	12.8%	21.1%

Net income	$13,647	$15,170	$18,073	$13,434	$60,324	$17,779	$19,279	$24,883	$21,178	$83,119
Diluted shares outstanding	48,268	47,626	47,922	48,218	48,020	48,681	49,310	49,533	48,994	49,090
EPS	$0.28	$0.32	$0.38	$0.28	$1.26	$0.37	$0.39	$0.50	$0.43	$1.69

Net revenues from unaffiliated customers:
Audio Communication Group
Office and Contact center	$114,267	$115,813	$118,280	$126,964	$475,324	$132,205	$131,357	$131,017	$125,379	$519,958
Mobile	35,806	33,199	43,080	34,774	146,859	41,238	35,859	48,788	45,995	171,880
Gaming and Computer	7,289	7,727	8,364	6,782	30,162	6,485	8,277	10,449	8,401	33,612
Other specialty products	6,375	6,294	6,787	4,713	24,169	5,644	5,554	5,701	5,586	22,485
Audio Entertainment Group	31,332	31,900	38,924	21,483	123,640	20,923	27,177	36,869	23,382	108,351

Net revenues by geographic area
from unaffiliated customers:
Domestic	$126,728	$122,562	$125,824	$115,437	$490,551	$131,108	$126,399	$139,106	$124,535	$521,148
International	68,341	72,372	89,611	79,279	309,603	75,387	81,825	93,718	84,208	335,138

Balance Sheet accounts and metrics:
Accounts receivable, net	$121,702	$118,646	$131,735	$113,758	$113,758	$121,705	$128,705	$136,550	$131,493	$131,493
Days sales outstanding	56	55	55	53		53	56	53	57
Inventory, net	$135,979	$139,426	$134,263	$126,605	$126,605	$136,253	$133,516	$131,320	$127,088	$127,088
Inventory turns	3.5	3.4	4.0	3.8		3.6	3.7	4.2	3.8

(1) Non-GAAP.